UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 29, 2024 (February 26, 2024)	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCPink

Item 5.07. Submission of Matters to a Vote of Security Holders

On February 26, 2024, Parks! America, Inc. (the “Company”) held a Special Meeting of Stockholders (“Special Meeting”), related to a demand letter submitted to the Company on December 22, 2023 by Focused Compounding Fund, LP (“Focused Compounding”). On December 30, 2023, the Company provided notice of the Special Meeting pursuant to Section 3.6(b) of the Company’s Bylaws, as adopted by the Company’s Board of Directors (the “Board”) on January 30, 2004, and as revised June 12, 2012 (the “Bylaws”). The Special Meeting was held for the purpose of asking stockholders to consider and vote upon five proposals submitted by Focused Compounding (collectively, the “Focused Compounding Proposals”).

At the close of business on February 8, 2024, the record date for the determination of shareholders entitled to vote at the Special Meeting, there were 75,726,851 shares of Common Stock issued and outstanding, each share being entitled to one vote. At the Special Meeting, the holders of 63,354,186 shares of the Company’s Common Stock, or approximately 83.7% of the outstanding Common Shares, were represented in person or by proxy, and, therefore, a quorum was present.

At the Special Meeting, the Company’s shareholders voted on the following Focused Compounding Proposals:

1.	Proposal 1: Repeal any provision of the Bylaws, including any amendments thereto, in effect at the time this Proposal becomes effective, which was not included in the Bylaws that were in effect as of June 12, 2012 and were filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 16, 2012 (the “Bylaw Restoration Proposal”) to restore the Bylaws to their current form if the Board attempts to amend them in any manner prior to the completion of Focused Compounding’s proxy solicitation;

The results of the vote were as follows:

Votes For	Votes Against	Abstentions
36,457,178	26,887,763	9,245

2.	Proposal 2: Subject to the concurrent approval of the Bylaw Amendment Proposal and the Election Proposal (each as defined below), remove each of the following individuals from the Board pursuant to Section 4.9(a) of the Bylaws;

The results of the vote were as follows:

Nominees for Removal	Votes For	Votes Against	Abstentions
2(a) Lisa Brady	36,451,618	26,895,823	6,745
2(b) Todd White	36,452,318	26,895,123	6,745
2(c) Dale Van Voorhis	36,446,318	26,901,123	6,745
2(d) John Gannon	36,452,318	26,895,123	6,745
2(e) Charles Kohnen	36,452,318	26,895,123	6,745
2(f) Jeffery Lococo	36,445,118	26,902,323	6,745
2(g) Rick Ruffolo	36,451,118	26,896,323	6,745

Because Proposal 2 required approval by a two-thirds vote of shareholders, Proposal 2 was not passed and none of the above individuals were removed from the Board.

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3.	Proposal 3: Subject to the concurrent approval of each Removal Proposal and the Election Proposal, amend and restate Section 4.7 of the Bylaws (the “Bylaw Amendment Proposal”) to read as follows:

“4.7 Vacancy on Board of Directors. In case of a vacancy on the Board of Directors because of a director’s resignation, removal or other departure from the board, or because of an increase in the number of directors, the remaining directors, by majority vote, may elect a successor to hold office for the unexpired term of the director whose position is vacant, and until the election and qualification of a successor. In the event any directors are removed by a vote of the shareholders, then the shareholders shall have the right to elect successors to hold office for the unexpired term of the director or directors whose positions are vacant, and until the election and qualification of their successors.”

The results of the vote were as follows:

Votes For	Votes Against	Abstentions
36,405,147	26,936,419	12,170

Because Proposal 3 required concurrent approval of Proposal 2 (which did not occur), Proposal 3 was not passed.

4.	Proposal 4: Subject to the concurrent approval of each Removal Proposal and the Bylaw Amendment Proposal, elect each of the following individuals as a member of the Board (the “Election Proposal):

The results of the vote were as follows:

Nominees for Election	Votes For	Votes Against	Abstentions
4(a) Andrew Kuhn	36,494,677	26,844,316	15,193
4(b) Geoff Gannon	35,804,701	27,532,292	17,193
4(c) James Ford	35,804,426	27,553,967	15,793

Because Proposal 4 required concurrent approval of Proposal 2 (which did not occur), Proposal 4 was not passed.

5.	Proposal 5: Authorize Focused Compounding, or an authorized representative thereof, to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event there are insufficient votes for, or otherwise in connection with, any of the Bylaw Restoration Proposal, the Removal Proposals, the Bylaw Amendment Proposal or the Election Proposal (the “Adjournment Proposal”).

The results of the vote were as follows:

Votes For	Votes Against	Abstentions
36,343,593	27,000,196	10,397

Focused Compounding did not adjourn the Special Meeting to a later date.

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Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Not applicable

(b) Pro forma financial information:

Not applicable

(c) Shell company transactions:

Not applicable

(d) Exhibits:

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2024

PARKS! AMERICA, INC.

By:	/s/ Todd R. White
Name:	Todd R. White
Title:	Chief Financial Officer

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